                                  FORM 8-K


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


     Date of Report (Date of Earliest Event Reported)  November 13, 1995


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


                       Commission file number: 0-5256


               GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                        58-1351398
        (State or Other Jurisdiction of         (I.R.S. Employer
        Incorporation or Organization)         Identification No.)



                          Two North Riverside Plaza
                           Chicago, Illinois 60606
                  (Address of Principal Executive Offices)


                               (312) 648-5656
            (Registrant's telephone number, including area code)


                               Not Applicable
 (Former name, former address and former fiscal year, if changed since last report)


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ITEM 5.  OTHER EVENTS

On November 13, 1995, the Vigoro Corporation ("Vigoro"), of which Great American Management and Investment, Inc. (the "Company") owns approximately 4,069,000 common shares or 20.5%, issued a press release announcing the signing of an Agreement and Plan of Merger ("Merger Agreement") with IMC Global Inc. ("IMC"). Pursuant to the Merger Agreement, the stockholders of Vigoro will receive 0.8 shares of IMC common stock for each share of Vigoro common stock subject to possible adjustment based on changes in IMC's stock price. The Company has entered into a voting agreement with IMC pursuant to which it has agreed to vote its Vigoro shares in favor of the Merger Agreement.

The press release describing the Merger Agreement and the voting agreement are attached as exhibits hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

        99.1 Press Release issued jointly by The Vigoro Corporation and IMC Global Inc. on November 13, 1995

        99.2 Voting Agreement dated November 13, 1995 between IMC Global Inc. and the Company.


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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   GREAT AMERICAN MANAGEMENT AND
                                   INVESTMENT, INC.




                                   By:  /s/  Sam A. Cottone
                                        -------------------

                                        Sam A. Cottone
                                        Senior Vice President, Chief
                                        Financial Officer and
                                        Treasurer




Dated:  November 21, 1995